[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCT HIGH YIELD

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 2000 THROUGH FEBRUARY 29, 2000
                                                                               Total
                                                                 Principal     Principal% of                 Principal
                                   Principal                     Amount        Amount   Issue                Amount
                          Date     Amount      % of Fund         Purchased by  Issued   PurchasedPurchased   Held
Security                  PurchasedPurchased   Assets   Price    Fund Group    (000)    By Group From        02/29/00
**Azurix                  02/11/00  $      500,0.00%    $100.000 $5,000,000    $240,000 2.08%    Merrill Lync500,000

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 2000 THROUGH JUNE 30, 2000
                                                                               Total
                                                                 Principal     Principal                     Principal
                                   Principal                     Amount        Amount   % of issue           Amount
                          Date     Amount      % of Fund         Purchased by  Issued   Purchased            Held
Security                  PurchasedPurchased   Assets   Price    Fund Group    (000)    By Group Broker(s)   06/30/00
None

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.